                           POWER OF ATTORNEY CONCERNING
             SECURITIES AND EXCHANGE COMMISSION FORMS ID, 3, 4 AND 5 FILINGS

 This Statement confirms that the undersigned, Mark A. Clemens, has authorized and designated Richard R. Grinnan, Jeffrey M. Jarosinski and Thomas J. Dostart to execute and file on the undersigned's behalf the Form ID Application Acknowledgment and all Forms 3, 4 and 5
including any amendments thereto) that the undersigned may be required to file with the
U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Massey Energy Company. The authority of Richard R. Grinnan,
Jeffrey M. Jarosinski and Thomas J. Dostart under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Massey Energy Company unless earlier revoked
n writing.  The undersigned acknowledges that Richard R. Grinnan, Jeffrey M. Jarosinski and
Thomas J. Dostart are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

Dated:  7/16/07     /s/ Mark A. Clemens
      Printed Name: Mark A. Clemens